                                                                   Exhibit 12.01

CITIGROUP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)


                                                                                YEAR ENDED DECEMBER 31,

                                                          1998              1997            1996             1995          1994
                                                       ---------         ---------        ---------        ---------     ---------
EXCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                            15,849            14,911          12,362            13,488        13,532
     INTEREST FACTOR IN RENT EXPENSE                        394               301             282               275           302
                                                       ---------         ---------        ---------        ---------     ---------
        TOTAL FIXED CHARGES                              16,243            15,212          12,644            13,763        13,834
                                                       ---------         ---------        ---------        ---------     ---------
INCOME:
     INCOME BEFORE TAXES & MINORITY INTEREST              9,269            10,750          11,087             8,914         5,656
     OTHER                                                    -                 -               1                 -             -
     FIXED CHARGES                                       16,243            15,212          12,644            13,763        13,834
                                                       ---------         ---------        ---------        ---------     ---------
        TOTAL INCOME                                     25,512            25,962          23,732            22,677        19,490
                                                       ---------         ---------        ---------        ---------     ---------
                                                       ---------         ---------        ---------        ---------     ---------
RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                        1.57              1.71            1.88              1.65          1.41
                                                       ---------         ---------        ---------        ---------     ---------
                                                       ---------         ---------        ---------        ---------     ---------
INCLUDING INTEREST ON DEPOSITS:
FIXED CHARGES:
     INTEREST EXPENSE                                    27,495            24,524          21,336            22,390        22,528
     INTEREST FACTOR IN RENT EXPENSE                        394               301             282               275           302
                                                       ---------         ---------        ---------        ---------     ---------
        TOTAL FIXED CHARGES                              27,889            24,825          21,618            22,665        22,830
                                                       ---------         ---------        ---------        ---------     ---------
INCOME:
     INCOME BEFORE TAXES & MINORITY INTEREST              9,269            10,750          11,087             8,914         5,656
     OTHER                                                    -                 -               1                 -             -
     FIXED CHARGES                                       27,889            24,825          21,618            22,665        22,830
                                                       ---------         ---------        ---------        ---------     ---------
        TOTAL INCOME                                     37,158            35,575          32,706            31,579        28,486
                                                       ---------         ---------        ---------        ---------     ---------
                                                       ---------         ---------        ---------        ---------     ---------
RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                        1.33              1.43            1.51              1.39          1.25
                                                       ---------         ---------        ---------        ---------     ---------
                                                       ---------         ---------        ---------        ---------     ---------

CITIGROUP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                                                 YEAR ENDED DECEMBER 31,

                                                           1998            1997           1996            1995          1994
                                                        ---------       ---------       ---------       ---------     ---------
EXCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                             15,849          14,911         12,362          13,488         13,532
     INTEREST FACTOR IN RENT EXPENSE                         394             301            282             275            302
     DIVIDENDS--PREFERRED STOCK                              332             433            505             800            704
                                                        ---------       ---------       ---------       ---------     ---------
        TOTAL FIXED CHARGES                               16,575          15,645         13,149          14,563         14,538
                                                        ---------       ---------       ---------       ---------     ---------
INCOME:
     INCOME BEFORE TAXES & MINORITY INTEREST               9,269          10,750         11,087           8,914          5,656
     OTHER                                                     -               -              1               -              -
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                  16,243          15,212         12,644          13,763         13,834
                                                        ---------       ---------       ---------       ---------     ---------
        TOTAL INCOME                                      25,512          25,962         23,732          22,677         19,490
                                                        ---------       ---------       ---------       ---------     ---------
                                                        ---------       ---------       ---------       ---------     ---------
RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                         1.54            1.66           1.80            1.56           1.34
                                                        ---------       ---------       ---------       ---------     ---------
                                                        ---------       ---------       ---------       ---------     ---------
INCLUDING INTEREST ON DEPOSITS:
FIXED CHARGES:
     INTEREST EXPENSE                                     27,495          24,524         21,336          22,390         22,528
     INTEREST FACTOR IN RENT EXPENSE                         394             301            282             275            302
     DIVIDENDS--PREFERRED STOCK                              332             433            505             800            704
                                                        ---------       ---------       ---------       ---------     ---------
        TOTAL FIXED CHARGES                               28,221          25,258         22,123          23,465         23,534
                                                        ---------       ---------       ---------       ---------     ---------
INCOME:
     INCOME BEFORE TAXES & MINORITY INTEREST               9,269          10,750         11,087           8,914          5,656
     OTHER                                                     -               -              1               -              -
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                  27,889          24,825         21,618          22,665         22,830
                                                        ---------       ---------       ---------       ---------     ---------
                                                          37,158          35,575         32,706          31,579         28,486
                                                        ---------       ---------       ---------       ---------     ---------
                                                        ---------       ---------       ---------       ---------     ---------
RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                         1.32            1.41           1.48            1.35           1.21
                                                        ---------       ---------       ---------       ---------     ---------
                                                        ---------       ---------       ---------       ---------     ---------